SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 15, 2014

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA	0-14690	47-0648386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14507 FRONTIER ROAD POST OFFICE BOX 45308 OMAHA, NEBRASKA		68145-0308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 895-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On September 15, 2014, Werner Enterprises, Inc. (the “Company”), as borrower, amended its existing credit agreement, dated June 1, 2012, with Wells Fargo Bank, National Association (“Wells Fargo”), as lender (the “Credit Agreement”). The Credit Agreement provides the Company with a $175 million committed credit facility and expires on May 31, 2016.

The first amendment to the Credit Agreement (the “Amendment”), dated September 15, 2014, adds an unsecured term commitment not to exceed a principal amount of $75 million and increases the Company’s total borrowing capacity with Wells Fargo from $175 million to $250 million. The outstanding principal balance of the term commitment shall be due and payable on September 15, 2019. The Amendment requires the Company to pay Wells Fargo interest on any borrowed amounts under the term commitment at a variable rate based on the daily London Interbank Offered Rate (“LIBOR”) plus a margin of 0.60%, of which interest is effectively fixed at 2.5% with an interest rate swap agreement.

On September 15, 2014, the Company borrowed $75 million pursuant to the term commitment and repaid the $40 million principal outstanding under the committed credit facility. The $250 million of credit available under the amended Credit Agreement is reduced by the $75 million borrowing under the term note and $32.7 million in letters of credit under which the Company is obligated. As of September 15, 2014, the Company was in compliance with all applicable financial covenants under the Credit Agreement. (Pursuant to General Instruction B.3 to Form 8-K, the information regarding the Credit Agreement contained in Note 1 of the Notes to Consolidated Financial Statements (Unaudited) included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014 and disclosed under Item 2.03 of the Company’s Current Report on Form 8-K dated June 1, 2012 is incorporated by reference herein.)

The foregoing (including the Credit Agreement and Amendment described herein) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner’s Annual Report on Form 10-K for the year ended December 31, 2013. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: September 19, 2014	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: September 19, 2014	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary